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                                                                       Exhibit A

                                   A Contract
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
       Entered into and signed in Tel-Aviv on the 17th of September, 1997

Between:      Macpell Industries Ltd.
              of 40 Hanamal Street
              (hereinafter - "Macpell")
                                                                                of the first part

And:          1      Discount Investment Company Ltd.
                     of 14, Simtat Bet Hashoeva, Tel-Aviv 65814
              2.     PEC Israel Economic Corporation
                     511 Fifth Avenue
                     NYC NY 10017
                     (hereinafter collectively - "the Discount Group")
                                                                                of the second part

And:          Tabriz Anstalt Ltd.
              Represented by advocate Pinchas Wolowelsky
              of 30, Achad Ha'am Street, Tel-Aviv
              (hereinafter - "Tabriz")
                                                                                of the third part

(Macpell, Discount Group and Tabriz collectively - "the parties")

And           Oranim (Securities) Ltd.
              Of 14, Simtat Bet Hashoeva, Tel-Aviv
              (hereinafter - "the Trustee")
                                                                                of the fourth part

Whereas the parties are holders of shares in Tefron Ltd., a company registered in Israel (hereinafter "the Company"), which is about to make a public offering in the USA;

And whereas   the majority of the shares in Tefron are held by Macpell and such holding confers upon it control in the Company and the right to appoint the majority of the members of the Board of Directors of the Company;

And whereas   the parties agree to act jointly with respect to their holdings in the Company and regulate the relationship between them as shareholders in the Company after the public offering, all as set out in this Contract below;
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Now, therefore, it has been declared, stipulated and agreed between the parties as follows:

1.     1.1    The following expressions in this Contract shall have the meaning set opposite them as set out below:

              1.1.1 "Holder of Interest in the Company" - within its meaning in the Securities Law, 5728-1968.

              1.1.2    "the Company" - Tefron Ltd. (Pub.C. 52-0043407)

              1.1.3 "Shares under the Contract" - the number of ordinary shares of a nominal value of NS 1 each of the Company out of the shares held by the parties, as specified in clause 2, which will be transferred to the Trustee as provided in clause 3.2 below, including all the bonus shares which the Company will distribute in respect thereof during the term of this Contract as provided in clause 4.3 below.

              1.1.4 "Control" - within its meaning in the Securities Law, 5728-1968.

       1.2 The Preamble and the annexes to this Contract form an integral part thereof.

       1.3 The headings of the clauses in this Contract are designed for convenience only and they are not to be considered for the interpretation of the Contract.

2.     Declarations

       2.1 Macpell declares that as of the date of execution of this Contract, it is the holder of 5,138,880 ordinary shares of a nominal value of NS 1.- each of the Company.

       2.2 Each one of the individuals of the Discount Group declares that as of the date of execution of this Contract, it is the holder of 1,309,910 ordinary shares of a nominal value of NS 1.- each of the Company. (The Discount Group holds collectively 2,619,820 ordinary shares of a nominal value of NS 1.- each).

       2.3 Tabriz declares that as of the date of execution of this Contract, it is the holder of 2,317,533 ordinary shares of a nominal value of NS 1.- each of the Company.

       2.4 In order to eliminate any doubt, it is hereby expressly stated that the provisions of this Contract will apply only to the Shares under the Contract as specified in sub-clause 3.2 and 3.4 below.
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3.     Obligations of the Parties

       3.1 The parties hereby appoint the Trustee to hold the Shares under the Contract in its name on trust for them, and by their signing this Contract they also instruct the Trustee to act as specified for it under the provisions in this Contract. The Trustee agrees to hold the Shares under the Contract and act in respect thereof as provided in this Contract. The Trustee may, but is not obligated to, act in respect of the Shares under the Contract in any manner whatsoever, except for cases expressly prescribed in this Contract.

       3.2 Upon the execution of this Contract. Macpell, the Discount Group and Tabriz, severally, shall deliver to the Trustee an instrument of transfer of shares duly signed by that party in respect of the Shares under the Contract specified in respect of that party in annex 3.2, together with a resolution of the Board of Directors of the Company approving the transfer of the shares and accompanied by a share certificate in respect of the said shares, if any such share certificates were issued. Immediately after the coming into force of this Contract, the parties shall cause the registration of the Trustee in the Company's Register as the holder of the Shares under the Contract.

              The parties shall cause the delivery of appropriate statements to the Registrar of Companies, of the transfer of the Shares under the Contract in the name of the Trustee as aforesaid.

       3.3 During the whole term of this Contract, the Shares under the Contract shall be registered in the name of the Trustee, and the Trustee only shall be entitled to vote in respect thereof at the general meetings of the Company.

       3.4 At the end of the term of the Contract as specified in clause 9 below, the Trustee shall transfer to each one of the parties the shares which each one of them had transferred thereto as provided in clause 3.2 above and all the bonus shares allotted to the Trustee in respect of such shares as provided in clause 4.3 below.

       3.5 So long as this Contract is in force pursuant to the provisions of clause 9 below, each one of the parties and/or any of the individuals of the parties shall not sign any additional agreement with respect to cooperation in voting in the Company in respect of the Shares under the Contract.

              The parties are aware that there is a voting agreement among the individuals of the Discount Group, whereunder they will coordinate and unite their voting power in the companies held by them, including the Company, and the said prohibition in this clause above shall not apply in respect of any agreement between them regarding the manner of their voting in the Company as aforesaid.
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4.     Dividend, Bonus shares

       4.1 All dividends in cash payable by the Company or all the rights issued in respect of the Shares under the Contract, which are held by the Trustee for any of the individuals of the parties, shall be transferred to the party for whom such shares are held as aforesaid.

       4.2 The Trustee may instruct the Company to pay the dividend or issue the rights directly to those entitled thereto. The parties shall do their utmost so that the Company shall perform direct payment of the dividend or a direct issue of the rights as instructed by the Trustee.

       4.3 If the Company allots bonus shares in respect of the Shares under the Contract , such bonus shares shall be added to the shares of the parties held by the Trustee, and it shall hold them for the benefit of each party or any one of the individuals of the parties, at such rate of distribution as such party or any of the individuals of the parties is entitled to receive in respect of the shares held by the Trustee for him on trust.

5.     Voting at a General Meeting

       5.1 The parties agree to cooperate between them in all matters relating to their votes at the general meetings of the Company, and as prescribed in this clause and in clause 6 below.

       5.2 If notice is given of the holding of a meeting of the shareholders of the Company (hereinafter "the General Meeting"), a preliminary meeting of the parties to this Contract shall be convened in order to coordinate the manner of voting on the subjects on the agenda and on questions arising at the general meeting (hereinafter - "the Preliminary Meeting").

       5.3 The Preliminary Meeting shall be held at the offices of the Company, at 17:00 hours, seven business days before the date prescribed for holding the general meeting. The date and place of the Preliminary Meeting may be changed with the consent of the parties.

       5.4 No business shall be transacted at any Preliminary Meeting, unless all the parties and the Trustee are present in person or by proxy. Each one of the parties may appoint a proxy by letter, facsimile or electronic mail, The Trustee's representative shall act as chairman of the meeting and record the minutes of the meeting but shall have no voting right at the Preliminary Meeting.

       5.5 If a quorum is not present for the opening of the Preliminary Meeting as provided in clause 5.4 above, the Preliminary Meeting shall stand adjourned to the first business day following the date appointed in sub-clause 5.3 above, at the same place and time at which the original Preliminary Meeting was said to be held (hereinafter - "the Adjourned
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              Meeting"). If at the Adjourned Meeting a quorum is not present as provided in clause 5.4 above, then, any of the individuals of the parties present at the Adjourned Meeting shall be a quorum and entitled to transact the business and the subjects for which the Preliminary Meeting was convened.

       5.6 The persons present at the Preliminary Meeting shall consider each one of the subjects and matters which are about to be placed on the agenda of the general meeting and try to formulate in respect thereof a unified position and a unified manner of voting. At the Preliminary Meeting, each one of the parties shall have one vote in respect of each Share under the Contract transferred by it to the Trustee and the bonus shares allotted in respect thereof as provided in clause 3.2 and clause 4.3 Resolutions which require a simple majority at a general meeting shall be passed by a simple majority at the Preliminary Meeting, and resolutions which require at general meeting a special majority, shall be passed by the Preliminary Meeting by such special majority as is required at the general Meeting. Resolutions shall be passed by the parties present and voting.

              At the conclusion of the Preliminary Meeting, the Trustee's representative shall record the minutes of the resolutions passed thereat. The minutes of the meeting signed by the Trustee's representatives shall be conclusive evidence of the truth of the contents therein.

       5.7 The Trustee shall use its voting power in respect of the Shares under the Contract in order to vote at the general meeting according to the resolutions of the Preliminary Meeting as recorded in the said minutes. If at the Preliminary Meeting a resolution is not passed by the majority required as aforesaid in respect of the manner of voting in respect of the said shares on any subject put to the vote at the general meeting, the Trustee shall vote at the general meeting against the passing of the resolution on the said subject.

       5.8 Notwithstanding the aforesaid, if any one of the subjects on the agenda of the general meeting is the approval of a transaction in which any holder of interest in the Company has a personal interest therein, the Trustee shall give each one of the parties a power of attorney to vote at its discretion with respect to such subject (and not with respect to the other subjects on the agenda) in respect of the shares held by the Trustee to the benefit of such party.

       5.9 A resolution signed by each one of the parties by cablegram, facsimile or electronic mail, shall be as valid and effective for all purposes whatsoever as if passed at a Preliminary Meeting duly convened and shall be deemed as a resolution of the Preliminary Meeting for all intents and purposes.
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6.     Election of Directors

       6.1 Notwithstanding the aforesaid in clause 5 above, at the general meeting of the Company, the Trustee shall use its voting power in respect of the Shares under the Contract for the purpose of electing Directors, in the manner specified in this clause 6 below.

       6.2 The number of Directors on the Board of Directors of the Company shall be fixed by the parties by consent, subject to the limitations prescribed in the Articles of Association of the Company. Until otherwise decided, the number of the members of the Board of Directors shall not exceed eight (8).

       6.3 Each one of the parties shall recommend the appointment of the Directors, as follows:

              6.3.1    Macpell        - 5 Directors
              6.3.2 Discount Group - 2 Directors, who meet the criteria required under the Rules of the Stock Exchange in the USA in order to be considered as External Directors.

              6.3.3    Tabriz         - 1 Director.

       6.4 At the Preliminary Meeting to be convened before the date of he general meeting, at which the election of the Directors in the Company will be placed on the agenda, each party shall deliver to the other party a list of Directors recommended by it.

       6.5 The names of the persons recommended to be Directors shall be included in the minutes of the meeting of the Preliminary Meeting, and the Trustee shall use its voting power in respect of the Shares under the Contract for the election of the persons recommended as aforesaid to be Directors of the Company.

       6.6 It is hereby agreed that if the Company is requested to appoint Directors from Among the Public pursuant to Israeli law (hereinafter - D.F.A.P."), the following provisions shall apply:

              6.6.1 The number of Directors to be recommended by each one of the parties shall be increased so that Macpell will recommend eight (8) Directors, the Discount Group will recommend three (3) Directors and Tabriz will recommend two (2) Directors.

              6.6.2 In addition to the provisions in clause 6.6.1, Macpell shall recommend one candidate to be a D.F.A.P. and Discount Group jointly with Tabriz shall recommend one candidate to be a D.F.A.P. The names of the candidates to be D.F.A.P.s shall be included in the minutes of the Preliminary Meeting, and the
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                       Trustee shall use its voting power in respect of the
                       Shares under the Contract for voting at the general meeting for the election of the candidates for the D.F.A.P.s on the Board of Directors of the Company.

7.     Vacancy of Office of Director

       7.1 If the office of a Director recommended by any one of the parties, is vacated for any reason whatsoever, the parties agree that upon the request of the party as aforesaid, a general meeting of the Company shall be convened and/or caused to be convened for the purpose of electing another Director in his place, pursuant to the recommendation of such party as aforesaid. Such election shall be governed, mutatis mutandis, by the provisions of clause 6 above

       7.2 Should any one of the parties wish to remove from office any Director elected upon his recommendation, it shall give written notice thereof to the Trustee and the other parties to this Contract, and upon the request of such party, the parties shall convene and/or cause the convening of a general meeting for the purpose of removing the Director from his office as aforesaid. The Trustee shall use its voting power in respect of the Shares under the Contract for voting at the general meeting for the removal from office of the Director as aforesaid.

       7.3 If the office of a Director vacated is fulfilled or if a Director ceases to hold office, as the case may be, according to the request of the party as provided in clause 7.1 or 7.2 above within 15 days of his request, same will make it unnecessary to convene a general meeting particularly for such purpose.

8.     Transfer of Shares

       8.1 Each one of the parties undertakes that during the whole term of the Contract, it will not transfer, sell, charge by way of a fixed charge nor grant to any third party any right whatsoever in respect of the Shares under the Contract. This clause shall not be interpreted in any way as restricting any party from including the Shares under the Contract in a floating charge on its assets now or hereafter.

       8.2 Any transfer to a corporation in which the transferor has control or to any body having control of the transferor or any transfer to another corporation controlled by a body having control of the transferor corporation or any transfer between the parties to this Agreement, shall not be deemed to be a transfer of shares for the purpose this clause, provided that the transferee undertakes in writing the provisions of this Contract in full. A transfer of control in the transferee company, either directly or indirectly, shall be deemed to be a transfer of shares for the purpose of this Contract.
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       8.3    Macpell and the Discount Group have no objection to Tabriz transferring its Shares under the Contract (in whole or in part) to Zigi Rabinowitz or Arye Wolfson or a company under the exclusive control of each one of them (hereinafter - "the Transferee Company"), provided that:

              (1) The transferee assumes all the obligations of Tabriz under this Contract, mutatis mutandis, as the case may be, and

              (2) If the transferee is a Transferee Company, the relevant holder of control shall undertake in advance to Macpell and the Discount Group that, so long as this Contract is in force, it will neither sell nor charge its shares in the Transferee Company. A transfer of control in the transferee company, either directly or indirectly, shall be deemed to be a transfer of the shares for the purpose of this Contract.

9.     Term of Contract

       This Contract shall come into force upon the execution thereof and shall be in force until the end of three years from the date of the public offering of the shares of the Company, provided that the offering as aforesaid is effected by 31.12.97. This Contract shall be automatically extended for two additional years, unless one of the parties gives at least thirty (30) days' notice to the others before the termination of the term of the Contract that it does not agree to the extension of the Contract.

       Notwithstanding the aforesaid, by written notice of Macpell to the other parties, this Contract shall be terminated 180 days after Macpell's notice as aforesaid.

       If the public offering is not effected by 31.12.97, the shareholders undertake to replace forthwith thereafter the Articles of Association of the Company by the Articles of Association that had existed immediately before its replacement towards the public offering. Immediately after the passing of the resolution as aforesaid, the Trustee shall restore to each one of the parties the Shares under the Contract held at the time by the Trustee for such party, and this Contract shall be terminated.

10.    The Trustee

       The parties or any one of them shall have no demand and/or claim of any kind and class and for any reason whatsoever against the Trustee, with respect to the holding of the Shares under the Contract on trust and/or with respect to the performance of its duties under this Contract, except for the case of the Trustee's act or omission committed with gross negligence, maliciously or otherwise than in good faith. The parties and/or any of them shall indemnify the Trustee for any expense, loss and/or damage caused to or incurred by the Trustee in respect of any demand and/or claim made or brought against it in
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       respect of the holding on trust of the Shares under the Contract and/or in respect of the performance of its duties as a Trustee under this Contract.

 11.   Miscellaneous

       11.1 The provisions of this Contract shall apply to the parties, their successors and heirs.

       11.2 The parties shall take all the additional steps (including performance of payments, payments of expenses, signing of additional documents and the presentation of all the approvals) required for the application and implementation of this Contract, according to its letter and spirit.

       11.3 This Contract exhausts the agreements between the parties in respect of all the matters referred to in this Contract, and there shall be no effect to any negotiations, declaration, presentation, obligation and/or consent made or given, if any, either in writing or orally, either expressly or impliedly, between the parties prior to the execution of this Contract. Save as therein expressly stated, this Contract does not derogate from any of the provisions of the Agreement between the parties dated 30.6.93. It is agreed that the right of first refusal and the tag along right to sell under clauses 8.4.1 and 8.4.2 of the Agreement of 30.6.93 shall continue to apply subject to the necessary adjustments, also after the Company's issue of securities to the public, in respect of the Company's shares held by Macpell and the Discount Group respectively, so long as they are held as aforesaid.

       11.4 No modification in this Contract or in any of its provisions shall have any effect unless made in writing and signed by all the parties to this Contract.

       11.5 The conduct of any one of the parties shall not be deemed as a waiver of any of its rights under this Contract or under any law, and/or as a waiver of or consent on its part to any breach whatsoever or any failure to comply with any condition whatsoever, unless the waiver or the consent is made expressly and in writing.

       11.6 Notices under this Contract shall be in writing and sent by air mail, by personal delivery or by facsimile, at the addresses of the parties as specified in the Preamble to this Contract.

              Any notice delivered personally or transmitted by facsimile, shall be deemed to have been received by the addressee on the first business day following the day on which it is delivered or transmitted, as the case may be, and any notice sent by registered mail shall be deemed to have been received by the addressee three business days after the date of delivery thereof for mailing at a post office in Israel, if sent to an address in the country in which the notice has been delivered to a post office as aforesaid, or at the end of seven days, if sent at an address in a country other than that in which the notice has been delivered to a post office as aforesaid.


       In witness whereof the parties hereto have hereunto set their hand:


               (-)                                            (-)
----------------------------------             ---------------------------------
      Macpell Industries Ltd.                      Discount Investments Ltd.


               (-)                                            (-)
----------------------------------             ---------------------------------
     pp./ Tabriz Anstalt Ltd.                   PEC Israel Economic corporation
  Pinchas Wolowelsky, advocate
under a general power of attorney


                                       (-)
                       ----------------------------------
                            Oranim (Securities) Ltd.

                                    Annex 3.2


Shares under the Contract

Macpell Industries Ltd.                -  3,759,610 ordinary shares of a n.v. of
                                          NS 1.- each of the Company

Discount Investment Company Ltd.       -  958,331 ordinary shares of a n.v. of
                                          NS 1.- each of the Company

PEC Israel Economic corporation        -  958,331 ordinary shares of a n.v. of
                                          NS 1.- each of the Company

Tabriz Anstalt Ltd.                    -  1,695,510 ordinary shares of a n.v. of
                                          NS 1.- each of the Company

                                                       (-) Pinchas Wolowelsky
                                                                advocate
                                                       pp./ Tabriz Anstalt Ltd.


                                            Discount Investment Company Ltd. (-)

                                                 Oranim (Securities) Ltd. (-)

                                                 Macpell Industries Ltd. (-)
                                                 40-42 Nachmani Street, Tel-Aviv
                                                      63508,Tel: 5460404